
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Fund VII
Financial Statements for the year ended December 31, 1995 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               DEC-31-1995
<CASH>                                       1,404,478
<SECURITIES>                                         0
<RECEIVABLES>                                  156,770
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               392,844
<PP&E>                                      28,501,029<F1>
<DEPRECIATION>                              12,862,735<F2>
<TOTAL-ASSETS>                              17,592,386
<CURRENT-LIABILITIES>                          815,041
<BONDS>                                     12,744,191<F3>
<COMMON>                                     4,033,154<F4>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                17,592,386
<SALES>                                      4,537,418
<TOTAL-REVENUES>                             4,537,418
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             3,442,803<F5>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                           1,119,216
<INCOME-PRETAX>                               (24,601)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                           (24,601)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                  (24,601)<F6>
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Includes apartment complexes of $18,551,890, retail center of $9,661,845 and deferred expenses of $287,294.
<F2>Includes depreciation of $12,807,221 and amortization of deferred expenses of
$55,514.
<F3>Represents mortgage notes payable.
<F4>Represents total equity of general and limited partners of ($236,264) and
$4,269,418, respectively.
<F5>Includes operating expenses of $1,723,450, real estate tax expense $437,955 and depreciation and amortization $1,281,398.
<F6>Net loss allocated (246) to the General Partners and (24,355) to Limited
Partners for the year ended 12/31/95.  Average net income per unit of Limited
Partner interest is (.90) on 27,184 units outstanding.

